SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 1, 2000


                              The Right Start, Inc.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     California                  0-19536                        95-3971414
--------------------    ---------------------------          ---------------
(State or Other           (Commission File Number)          (IRS Employer No.)
  Jurisdiction of
Identification
  Incorporation)


5388 Sterling Center Drive, Unit C
Westlake Village, California                                     91361
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (818) 707-7100
                         ------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
          ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events
         ------------

              As of October 10, 2000, the Registrant has received $7.4 million in aggregate proceeds from the sale of its securities in private placements. On September 1, 2000, the Registrant sold $2 million in aggregate principal amount of its Senior Subordinated Convertible Pay-in-Kind Notes due 2005 (the "Convertible Notes") to affiliates. The Convertible Notes bear interest at the rate of 8% per annum and are convertible into common stock at a price of $2.375 per share of common stock. The Convertible Notes are secured by a subordinate lien on substantially all of the Registrant's assets and rank pari passu with any future subordinated debt issued by the Registrant. On October 6, 2000 and October 10, 2000, the Registrant sold 44,000 shares of its Series D Convertible Pay-in-Kind Preferred Stock (the "Series D Convertible Preferred Stock") for $4.4 million, a portion of which was purchased by affiliates. The Series D Convertible Preferred Stock pays dividends at a rate of 8% per annum, has a liquidation preference of $100 per share and is convertible into common stock at the rate of $2.00 per share of common stock. The Series D Convertible Preferred Stock ranks pari passu with the Registrant's outstanding preferred stock other than its Series A Mandatorily Redeemable Preferred Stock which ranks senior with respect to liquidation preference after June 1, 2002. In addition, the Registrant can cause the Series D Convertible Preferred Stock to convert after
October 6, 2001 if the Registrant's common stock has traded over $3.00 for twenty consecutive trading days. On October 10, 2000, the Registrant sold an additional $1 million in aggregate principal amount of the Convertible Notes to Affiliates. Each of the Convertible Notes and the Series D Convertible Preferred Stock has a pay-in-kind feature that permits the Registrant to pay dividends or interest in additional securities. On October 10, 2000, RightStart.com Inc. ("RightStart.com") issued shares of its common stock resulting in the Registrant's ownership of RightStart.com falling below 50%. The Registrant's balance sheet as of August 26, 2000, on a pro-forma basis for the issuance by the Registrant of the Convertible Debt and Series D Convertible Preferred Stock and the deconsolidation of the Registrant and RightStart.com as a result of the issuance of common stock by RightStart.com, has been filed as an exhibit to this Form 8-K. The Registrant's press release relating to the financing the Registrant has been filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

          (c) Exhibits

          4.1 Certificate of Determination of Preferences regarding Registrant's Series D Convertible Pay-in-Kind Preferred Stock.*

          10.1 Securities Purchase Agreement dated as of October 6, 2000 among the Registrant and the purchasers thereunder of the Registrant's Series D Convertible Pay-in-Kind Preferred Stock.+

          99.1  Pro-Forma  Balance  Sheet of the  Registrant as of August 26,
          2000.+

          99.2 Press Release of the Registrant dated October 10, 2000.+

     * Refiled to correct an error in the initial filing. + Previously filed.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE RIGHT START, INC.


Date:  October 19, 2000                 /s/ Raymond P. Springer
                                        -------------------------------
                                         Raymond P. Springer
                                         Chief Financial Officer and
                                         Secretary


                                  EXHIBIT INDEX

4.1 Certificate of Determination of Preferences regarding Registrant's Series D Convertible Pay-in-Kind Preferred Stock.*

10.1  Securities  Purchase  Agreement  dated as of  October  6,  2000  among the
Registrant  and  the  purchasers   thereunder  of  the  Registrant's   Series  D
Convertible Pay-in-Kind Preferred Stock.+

99.1 Pro-Forma Balance Sheet of the Registrant as of August 26, 2000.+

99.2 Press Release of the Registrant dated October 10, 2000.+

     * Refiled to correct an error in the initial filing. + Previously filed.